                                                                   EXHIBIT 99.1

                            JAG Media Holdings, Inc.
                               6865 SW 18th Street
                                    Suite B13
                            Boca Raton, Florida 33433
                                 (561) 393-0605

                                                                  June 16, 2003

OIL@WORK Group, Inc.
11259 Goodnight Lane
Suite 1121
Dallas, Texas 75229
Attn:    Daniel E. Galloway
         Chief Executive Officer

         Re:      Letter of Intent dated February 14, 2003, as amended

Gentlemen:

Reference is hereby made to that certain Letter of Intent, dated February 14, 2003, among JAG Media Holdings, Inc. ("JAG Media"), OIL@WORK Group, Inc. ("OIL@WORK"), Daniel Galloway and Greg Goree, as first amended on April 15, 2003 and as further amended on April 30, 2003 and May 30, 2003, regarding the proposed acquisition of OIL@WORK by JAG Media. (the "Letter of Intent").

This letter evidences our mutual agreement that the reference to the Termination Date of June 16, 2003 as defined in Section 10 and used in Sections 2.1, 10 and 11 of the Letter of Intent is hereby amended to refer to June 30, 2003.

Except as expressly modified hereby, the Letter of Intent shall remain in full force and effect and is hereby ratified and confirmed.


                            [Signature Page Follows]

                                             JAG MEDIA HOLDINGS, INC.


                                             By: /s/ Gary Valinoti
                                                 -----------------------------
                                                  Name:  Gary Valinoti
                                                  Title: President & CEO

ACCEPTED AND AGREED
as of the date first set forth above:

OIL@WORK GROUP, INC.


By: /s/ Daniel E. Galloway
    -----------------------------------
     Name: Daniel E. Galloway
     Title:  Chairman & CEO

/s/ Daniel E. Galloway
    -----------------------------------
    Name: Daniel E. Galloway


/s/ Greg Goree
    -----------------------------------
    Name: Greg Goree